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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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RIGEL PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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RIGEL PHARMACEUTICALS, INC.
240 East Grand Avenue
South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 19, 2001

TO THE STOCKHOLDERS OF RIGEL PHARMACEUTICALS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of RIGEL PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), will be held on Thursday, July 19, 2001 at 10:00 a.m., local time, at the Company's executive offices, located at 240 East Grand Avenue, South San Francisco, California 94080, for the following purposes:

  1.
  To elect two (2) directors to hold office until the 2004 Annual Meeting of Stockholders.

  2.
  To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on May 25, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                      By Order of the Board of Directors

                      Brian C. Cunningham
                       Secretary

South San Francisco, California
June 1, 2001

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

RIGEL PHARMACEUTICALS, INC.
240 East Grand Avenue
South San Francisco, California 94080

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
July 19, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Rigel Pharmaceuticals, Inc., a Delaware corporation ("Rigel" or the "Company"), for use at the Annual Meeting of Stockholders to be held on July 19, 2001, at 10:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's executive offices, located at 240 East Grand Avenue, South San Francisco, California 94080. The Company intends to mail this proxy statement and accompanying proxy card on or about June 1, 2001 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's common stock (the "Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on May 25, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 25, 2001, the Company had outstanding and entitled to vote 37,038,950 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING VIA THE INTERNET OR BY TELEPHONE

    For Shares Registered in the Name of a Broker or Bank.  Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers or other agents, rather than the Company's proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at (www.proxyvote.com).

    Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

    The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's executive offices, 240 East Grand Avenue, South San Francisco, California 94080, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is February 1, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than the close of business on May 21, 2002, nor earlier than the close of business on April 20, 2002. Stockholders are also advised to review the Company's bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1
ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of seven members. There are two directors in Class I, the class whose term of office expires in 2001. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

    Jean Deleage, Ph.D., age 60, joined us as a director in January 1997. Dr. Deleage is a founder and managing director of Alta Partners, a venture capital firm investing in information technologies and life sciences companies. From 1979 to 1996, Dr. Deleage was a managing partner of Burr, Egan, Deleage & Co., a venture capital firm. Dr. Deleage was a founder of Sofinnova, a venture capital organization in France, and Sofinnova, Inc., the U.S. subsidiary of Sofinnova. Dr. Deleage currently serves on the board of directors of Aclara Biosciences, Inc., Crucell, N.V., Flamel Technologies S.A., Kosan Biosciences, Inc. and Telik, Inc. Dr. Deleage received a Baccalaureate in France, a Masters Degree in electrical engineering from the Ecole Superieure d'Electricite and a PhD in economics from the Sorbonne.

    Alan D. Frazier, age 48, joined us as a director in October 1997. In 1991, Mr. Frazier founded Frazier & Company, a venture capital firm, and has served as the managing principal since its inception. From 1983 to 1991, Mr. Frazier served as Executive Vice President, Chief Financial Officer and Treasurer of Immunex Corporation, a biopharmaceutical company. From 1980 to 1983, Mr. Frazier was a principal in the Audit Department of Arthur Young & Company (now Ernst & Young LLP). He also serves on the board of trustees of the Fred Hutchinson Cancer Research Center, the Technology Alliance of Washington, Voyager Capital's Advisory Board and the Washington Venture Capital Association. Mr. Frazier holds a BA in economics from the University of Washington.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

    Walter H. Moos, Ph.D., age 46, joined us as a director in March 1997. Since 1997, Dr. Moos has served as the Chairman and Chief Executive Officer of MitoKor, a biotechnology company. From 1991 to 1997, he served as Corporate Vice President and Vice President, Research and Development in the Technologies Division of Chiron Corporation, a biotechnology company. From 1982 to 1991, Dr. Moos held several positions at the Parke-Davis Pharmaceutical Research Division of the Warner-Lambert Company, last holding the position of Vice President, Neuroscience and Biological Chemistry. He has been an Adjunct Professor at the University of California, San Francisco, since 1992. Dr. Moos holds an AB from Harvard University and a PhD in chemistry from the University of California, Berkeley.

    Stephen A. Sherwin, MD, age 52, joined us as a director in March 2000. Since March 1990, he has served as President, Chief Executive Officer and director of Cell Genesys, Inc. and as Chairman of the Board of Cell Genesys since March 1994. From 1983 to 1990, Dr. Sherwin held various positions at Genentech, Inc., a biopharmaceutical company, most recently as Vice President, Clinical Research. He received his MD from Harvard Medical School and his BA from Yale University. Dr. Sherwin also currently serves as a director of Abgenix, Inc. and Neurocrine Biosciences, Inc.

    Thomas S. Volpe, age 49, joined us as a director in August 2000. Since December 1999, he has served as the Chairman of Prudential Volpe Technology Group. Mr. Volpe also serves on the board of directors of Linear Technology Corporation. From 1986 to 1999, Mr. Volpe was President, Chief Executive Officer and founder of Volpe Brown Whelan & Company, a risk capital and investment banking firm focused on rapidly growing entrepreneurial companies. Prior to forming Volpe Brown Whelan & Company, he was President, Chief Executive Officer and a member of the Board of Directors and Management Committee of Hambrecht & Quist Incorporated. Before joining Hambrecht & Quist, Mr. Volpe was Head of the Science and Technology Group of Blyth Eastman PaineWebber. Mr. Volpe holds an AB in economics from Harvard University, a MSc in economics from the London School of Economics and an MBA from the Harvard Business School.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

    James M. Gower, age 52, joined us as our President, Chief Executive Officer and as a member of our board of directors in January 1997. From 1992 to March 1996, Mr. Gower was President and Chief Executive Officer of Tularik, Inc., a biotechnology company developing small-molecule drugs regulating gene expression. Prior to Tularik, Mr. Gower spent ten years at Genentech, Inc., a biopharmaceutical company, where he most recently served as Senior Vice President. During his ten years at Genentech, Mr. Gower was responsible for business development and sales and marketing functions. In addition, he established and managed Genentech's foreign operations in Canada and Japan and served as President of Genentech Development Corporation. Mr. Gower serves on the board of directors of Cell Genesys, Inc. He holds a BS and an MBA in operations research from the University of Tennessee.

    Donald G. Payan, MD, age 52, is our co-founder, has been a member of our board of directors since July 1996 and has served as our Executive Vice President and Chief Scientific Officer since January 1997. From January 1997 to July 1998, he also served as our Chief Operating Officer. From July 1996 to January 1997, Dr. Payan served as our President and Chief Executive Officer. From December 1995 to May 1996, Dr. Payan was Vice President of AxyS Pharmaceuticals, Inc., a biopharmaceutical company. From September 1993 to December 1995, Dr. Payan was the founder and Executive Vice President and Chief Scientific Officer of Khepri Pharmaceuticals, Inc., which merged with AxyS Pharmaceuticals. Dr. Payan continues his association with the University of California, San Francisco, which began in 1982, where he is currently an Adjunct Professor of Medicine and Surgery. Dr. Payan holds a BS and an MD from Stanford University.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 2000, the Board of Directors held 11 meetings and acted by unanimous written consent two times. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is currently composed of three directors: Drs. Delage and

Sherwin and Mr. Volpe. Mr. Volpe replaced Dr. Moos in January 2001. The Audit Committee did not meet during the fiscal year ended December 31, 2000. All members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is currently composed of two outside directors: Mr. Frazier and Dr. Moos. The Compensation Committee met eight times during the fiscal year ended December 31, 2000.

    During the fiscal year ended December 31, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

    The Rigel Pharmaceuticals, Inc. Board of Directors' Audit Committee is comprised of three directors who are not officers of the Company. Under currently applicable rules, all members are independent. The Board of Directors has adopted a written charter for the Audit Committee, which is included as an Appendix to this Proxy Statement.

    In the Audit Committee's meeting to review the financial statements for the fiscal year ended December 31, 2000, the Audit Committee reviewed and discussed the audited financial statements with management and Ernst & Young LLP. The Audit Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements. Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

    The discussions with Ernst & Young LLP also included the matters required by Statement on Auditing Standards No. 61. The Audit Committee received from Ernst & Young LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1. This information was discussed with Ernst & Young LLP.

    The undersigned members of the Audit Committee have submitted this Audit Committee Report as of this 14th day of May, 2001:

Jean Deleage, Ph.D.
Stephen A. Sherwin, M.D.
Thomas S. Volpe

1
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

    Audit Fees.  During the fiscal year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements were $96,400.

    Financial Information Systems Design and Implementation Fees.  During the fiscal year ended December 31, 2000, the Company was not billed by Ernst & Young LLP for any fees relating to information technology consulting fees.

    All Other Fees.  During the fiscal year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for professional services other than audit and information technology consulting fees were $556,070. $544,300 of such total was related to services provided in connection with the Company's initial public offering processes during the fiscal year ended December 31, 2000.

    The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by Ernst & Young LLP is compatible with maintaining the auditor's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table shows information known to us with respect to the beneficial ownership of our Common Stock as of May 15, 2001, by:

  •
  each person or group who beneficially owns more than 5% of our Common Stock;

  •
  our chief executive officer;

  •
  each of our four other most highly compensated executive officers whose compensation exceeded $100,000 during 2000;

  •
  each of our directors; and

  •
  all of our directors and executive officers as a group.

Beneficial Owner	Outstanding Shares of Common Stock	Shares Issuable Pursuant to Options Exercisable Within 60 Days of May 15, 2001	Percent of Total Outstanding Shares Beneficially Owned(1)
Five percent stockholders
Entities affiliated with Lombard Odier & Cie(2) 11, rue de la Corraterie 124 Geneve 11 Switzerland	6,269,538	—	16.9%
Entities affiliated with Alta Partners(3) One Embarcadero Center Suite 4050 San Francisco, CA 94111	4,683,923	—	12.7
Entities affiliated with Frazier and Company, Inc.(4) 601 Union Street, Suite 2110 Seattle WA 98101	4,347,719	—	11.8
Norvartis Pharm AG Head Financial Investments CH-4002 Basil, Switzerland	3,428,571	—	9.3
Directors and named executive officers
James M. Gower	500,000	217,500	1.9
Donald G. Payan	750,000	72,500	2.2
Brian C. Cunningham	200,000	162,499	*
James H. Welch	37,500	45,208	*
Paul Rodriguez	300	86,770	*
Jean Deleage(3)	4,683,923	—	12.7
Alan D. Frazier(4)	4,347,719	—	11.8
Walter H. Moos	—	17,777	*
Stephen A. Sherwin	—	17,560	*
Thomas S. Volpe	33,333	8,333	*
All executive officers and directors as a group (10 people)(5)	10,552,775	628,147	30.2%

*
Less than one percent (1%).

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, the Company believes that each person identified in the table possesses sole voting and investment power with respect to all shares of Common Stock held by them. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of May 15, 2001 and not subject to repurchase as of that date are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage of any other person. Unless otherwise indicated, the address of each of the named individuals is c/o Rigel Pharmaceuticals, Inc., 240 East Grand Avenue, South San Francisco, California 94080.

(2)
Includes shares held by Lombard Odier & Cie as custodian for the Lombard Odier Immunology Fund, over which Lombard Odier & Cie has sole voting and dispositive power, and shares held for the benefit of private and institutional clients, over which Lombard Odier & Cie shares dispositive power. Shares held by Lombard Odier & Cie are managed by Lombard Odier Fund Managers S.A.

(3)
Includes 4,579,305 shares held by Alta California Partners, L.P. and 104,618 shares held by Alta Embarcadero Partners, LLC. Dr. Deleage, a managing general partner of Alta Partners, disclaims beneficial ownership of the shares held by funds affiliated with Alta Partners except to the extent of his proportionate pecuniary interest therein.

(4)
Includes 15,144 shares held by Frazier and Company, Inc. and 4,332,575 shares held by Frazier Healthcare II, L.P. Mr. Frazier, a managing principal of Frazier and Company, Inc., disclaims beneficial ownership of the shares held by Frazier and Company, Inc. and Frazier Healthcare II, L.P. except to the extent of his proportionate pecuniary interest therein.

(5)
Total number of shares includes 9,031,642 shares of Common Stock held by entities affiliated with directors and executive officers and 528,251 shares of Common Stock issuable upon the exercise of stock options held by directors and executive officers that are exercisable, and no longer subject to repurchase by the Company, within 60 days of May 15, 2001. See Notes 2 through 4, above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    The Company does not provide cash compensation to members of its Board of Directors for serving on the Board of Directors or for attendance at committee meetings. The members of the Board of Directors are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

    Each non-employee director of the Company also receives stock option grants under the 2000 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or affiliates of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

    Option grants under the Directors' Plan are non-discretionary. Each person who is elected or appointed for the first time to be a non-employee director automatically receives, upon the date of his or her initial election or appointment to be a non-employee director by the Board or stockholders of the Company, an initial grant to purchase 20,000 shares of Common Stock on the terms and conditions set forth in the plan. In addition, on the day following the Annual Meeting of Stockholders of each year, each non-employee director who continues to serve as a non-employee director automatically receives an annual option to purchase 5,000 shares of Common Stock. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock on the date of the option grant. The options vest over two years in equal monthly installments provided that the non-employee director continues to provide services to the Company. The term of options granted under the Directors' Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, each option either will continue in effect, if the Company is the surviving entity, or if neither assumed nor substituted, will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

    During the last fiscal year, the Company granted options covering 20,000 shares and 6,341 shares of Common Stock to Dr. Sherwin at exercise prices per share of $11.00 and $4.50, respectively. The Company also granted options covering 20,000 shares of Common Stock to Mr. Volpe at an exercise price per share of $7.50. These options vest in a series of 24 equal monthly installments beginning on the grant date. These grants were made under the Company's Equity Incentive Plan and, as of April 30, 2001, no options had been granted under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

    The following table shows for the fiscal years ended December 31, 1999 and 2000, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers whose compensation exceeded $100,000 at December 31, 2000. As permitted by the rules promulgated by the SEC, no amounts are shown for 1998.

Long Term Compensation Securities Underlying Options/SARS(1)
Annual Compensation
Name and Principal Position						All other Compensation
	Year	Salary	Bonus
James M. Gower President, Chief Executive Officer and Director	2000 1999	$267,800 255,000		— —	— 450,000	— —
Donald G. Payan Executive Vice President, Chief Scientific Officer and Director	2000 1999	247,200 235,417		— —	— 150,000	— —
Brian C. Cunningham Senior Vice President, Chief Operating Officer, Chief Financial Officer and Secretary	2000 1999	257,500 250,000		— —	200,000 —	— —
James H. Welch Vice President, Finance and Administration and Assistant Secretary	2000 1999	154,500 100,000	$	— 25,000	50,000 150,000	— —
Raul Rodriguez(2) Vice President, Business Development	2000 1999	165,000 —		— —	245,000 —	$12,226 —	(3)

(1)
Options granted in 1999 were made under our 1997 Stock Option Plan. Options granted in 2000 were made under our 2000 Equity Incentive Plan.

(2)
Mr. Rodriguez began employment effective April 3, 2000.

(3)
Other compensation consists of relocation costs incurred by the Company on behalf of Mr. Rodriguez.

STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to its executive officers under its 2000 Equity Incentive Plan. As of April 30, 2001, options to purchase a total of 5,735,413 shares were outstanding under the 2000 Equity Incentive Plan and options to purchase 1,313,165 shares remained available for grant thereunder.

    The following table sets forth summary information regarding the option grants made to our Chief Executive Officer and each of our four other most highly paid executive officers during 2000. Options granted to purchase shares of our Common Stock under our 2000 Equity Incentive Plan generally vest over a four-year period. The exercise price per share is equal to the fair market value of our Common Stock on the date of grant. For grants of stock options prior to the Company's initial public offering, the fair market value of our Common Stock on the date of grant was determined by our board of directors, which considered many factors, including:

  •
  the fact that option grants involved illiquid securities in a nonpublic company;

  •
  prices of Preferred Stock issued by Rigel to outside investors in arm's-length transactions, and the rights, preferences and privileges of the Preferred Stock over the Common Stock;

  •
  Rigel's performance and operating results at the time of grant;

  •
  the status of Rigel's research and development efforts;

  •
  Rigel's stage of development and business strategy; and

  •
  the likelihood of achieving a liquidity event for the shares of Common Stock underlying these options, such as an initial public offering or a sale of Rigel.

    The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by:

  •
  multiplying the number of shares of Common Stock under the option by the closing price of the Company's stock on December 29, 2000 at a price of $10.00 per share;

  •
  assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the options; and

  •
  subtracting from that result the aggregate option exercise price.

    Percentages shown under "Percentage of Total Options Granted to Employees in 2000" are based on an aggregate of 2,375,046 options granted to employees under our 2000 Equity Incentive Plan during 2000.

Option Grants in Last Fiscal Year

					Potential Realizable Value at Assumed Annual Rates of Appreciation of Stock Price for Option Term
	Individual Grants
	Number of Securities Underlying Options Granted
Name		% of Total Options Granted to Employees in 2000	Exercise Price $/Sh	Expiration Date
					5%	10%
James M. Gower	—	—	—	—	—	—
Donald G. Payan	—	—	—	—	—	—
Brian C. Cunningham	200,000	8.4%	$4.50	1/27/10	$2,357,789	$4,287,485
James H. Welch	50,000	2.1%	4.50	1/27/10	589,447	1,071,871
Raul Rodriquez	245,000	10.3%	4.50	2/01/10	2,888,292	5,252,169

    The following table sets forth summary information regarding the number and value of shares acquired upon exercise of options in 2000 and options held as of December 31, 2000 for our Chief Executive Officer and each of our four most highly compensated executive officers. Amounts shown in the "Value of Unexercised In-the-Money Options at December 31, 2000" column are based on the closing market price on December 29, 2000 of $10.00 per share, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the aggregate exercise price payable for these shares.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2000
					Value of Unexercised In-the-Money Options at December 31, 2000
Name	Shares Acquired on Exercise	Value Realized
			Vested	Unvested	Vested	Unvested
James M. Gower	—	—	165,000	235,000	$1,617,000	$2,303,000
Donald G. Payan.	—	—	55,000	95,000	539,000	931,000
Brian C. Cunningham	200,000	$1,970,000	87,499	412,501	410,410	2,544,590
James H. Welch	37,500	161,250	21,458	141,042	98,000	1,004,500
Raul Rodriguez	—	—	—	245,000	—	1,347,500

Employment Agreements

    The Company has an employment agreement with Dr. Payan, our Executive Vice President and Chief Scientific Officer, dated as of January 16, 1997, and continuing indefinitely. Under the agreement, Dr. Payan is entitled to receive an annualized base salary of $185,000 and was issued 750,000 shares of our Common Stock. As of January 16, 2000, all such shares were fully vested and not subject to repurchase by the Company. Either Rigel or Dr. Payan may terminate his employment at any time for any reason. If the Company terminates Dr. Payan without cause, he will receive a severance payment equal to one year's base salary.

REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1

    The Compensation Committee of the Board of Directors of Rigel Pharmaceuticals, Inc. ("Rigel" or the "Company") is composed of two non-employee directors and is responsible for making recommendations to the Company's Board of Directors concerning salaries and incentive compensation for employees. The Compensation Committee also has the authority and power to administer the Company's equity incentive plans and grant stock options to the Company's employees and consultants pursuant to such plans.

Compensation Philosophy

The Company's executive compensation program seeks to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and motivate executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

Base compensation for the Company's executives is set so as to be comparable with executives having similar responsibilities at similar-sized biopharmaceutical companies located in Northern California. Each executive's salary is adjusted annually, based on individual performance, corporate performance and the relative compensation of the executive as compared to data collected from surveys of comparable compensation levels.

Elements of Annual Compensation

Salary.  The salary for Rigel executives is determined by reviewing compensation for competitive positions in similar-sized biopharmaceutical companies in Northern California as well as the historical compensation levels of each executive. Increases in annual salaries are based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his or her area of responsibility. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to mature with the Company and recognize and pursue new business opportunities to enhance the Company's growth and success. The Compensation Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer's contributions in light of all such criteria.

Long-Term Incentives.  In order to align the long-term interests of executives with those of stockholders, the Company grants all employees, including executives, options to purchase stock. Options are granted with an exercise price set at the fair market value of the Company's stock on the date of grant and provide economic value only when the price of the Company's stock increases above the exercise price. The size of option grants is generally intended to reflect the executive's position within the Company and the executive's contributions to the Company. Options are subject to vesting provisions designed to encourage executives to remain with the Company. In 2000, the options granted to the Company's executives vest monthly over a four-year period.

1
The material in this report is not "soliciting material", is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to publicly-held companies for compensation in excess of $1.0 million paid to the corporation's chief executive officer and the four other most highly-compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company generally intends to structure the stock options granted to its executive officers in a manner that complies with this statute to mitigate any disallowance of deductions under Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be in excess of the limit when the Compensation Committee believes such payment is appropriate, after taking into consideration changing business conditions, the officer's performance and the best interests of the Company's stockholders.

Compensation for Mr. James Gower, CEO and President

The Compensation Committee believes that Mr. Gower's salary for the fiscal year ended December 31, 2000 is consistent with the criteria described above and with the Compensation Committee's evaluation of his overall leadership and management of Rigel. No stock options were granted to Mr. Gower in 2000. In June 2000, Mr. Gower received a salary increase of 6%, increasing his annual salary from $260,000 to $275,600. At the time of this increase in mid 2000, Rigel was a privately held company with limited resources. Therefore, the Compensation Committee increased Mr. Gower's salary at a rate that was consistent with averages for salary increases occurring in similar-sized biopharmaceutical companies and consistent with the guidelines used throughout the Company. Subsequently, in January 2001, after the initial public offering of the Company's Common Stock, the Compensation Committee approved a cash bonus to Mr. Gower in the amount $50,000 after a review of the Company's performance in 2000 and the Committee's determination that Mr. Gower's performance was a significant contributing factor to the Company's success in 2000.

Summary

The Compensation Committee believes that the Company's compensation policy has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. Upon the completion of the Company's initial public offering, the Compensation Committee requested that a compensation study be conducted by independent consultants to ensure the Company maintains competitive salaries and incentives for Rigel's executives. The Company expects its compensation practices and policies to continue to evolve over time as it attempts to satisfy the expectations and needs of its executives while maintaining the Company's focus on building long-term stockholder value in a highly competitive and rapidly changing business environment.

Compensation Committee:

Alan D. Frazier
Walter H. Moos, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Rigel's Compensation Committee currently consists of Mr. Frazier and Dr. Moos. Mr. Gower served on the Company's compensation committee from February 1998 to January 2000. No current member of the Compensation Committee has been an officer or employee of the Company at any time. None of the Company's executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. Prior to the formation of a compensation committee in February 1998, the Board of Directors as a whole made decisions relating to compensation of our executive officers.

PERFORMANCE MEASUREMENT COMPARISON1

    The rules of the SEC require that the Company include in its proxy statement a line-graph presentation comparing cumulative stockholder returns on the Company's Common Stock with the Nasdaq Composite Index (which tracks the aggregate price performance of equity securities of companies traded on the Nasdaq) and either a published industry or line-of-business standard index or an index of peer companies selected by the Company. The Company has elected to use the Nasdaq Biotechnology Index (consisting of a group of approximately 75 companies in the biotechnology sector) for purposes of the performance comparison that appears below.

    The graph shows the cumulative total stockholder return assuming the investment of $100 and the reinvestment of dividends and is based on the returns of the component companies weighted according to their market capitalizations as of the end of each period for which returns are indicated. No dividends have been declared on the Company's Common Stock. The graph commences as of November 29, 2000, the date the Common Stock of the Company first started trading on the Nasdaq National Market. The stockholder return shown on the graph below is not necessarily indicative of future performance, and the Company does not make or endorse any predictions as to future stockholder returns.

Comparison of Cumulative Total Return on Investment

1
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the 1933 Act, or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

CERTAIN TRANSACTIONS

    Stock option grants to our executive officers and directors are described in this proxy statement under the heading "Executive Compensation—Stock Option Grants and Exercises." In addition, from January 1, 2000 through December 31, 2000, the following executive officers, directors and holders of more than 5% of our voting securities purchased securities as set forth below:

Executive Officers, Directors and 5% Stockholders(1)	Common Stock	Series E Preferred Stock(2)
Directors
Tak W. Mak(3)	50,000	—
Thomas S. Volpe	—	33,333
Five Percent Stockholders
Entities affiliated with Alta Partners(4)	—	166,667
Entities affiliated with Frazier and Company, Inc.(5)	—	125,000
Johnson & Johnson Development Corporation	—	166,666
Entities affiliated with Lombard Odier & Cie	—	500,000
Novartis Pharma AG	1,428,571	—
Price Per Share	—	$6.00
Date(s) of Purchase	—	2/00-8/00	(6)

(1)
See also "Security Ownership of Certain Beneficial Owners and Management" for more details.

(2)
All Preferred Stock converted to Common Stock on a 1-for-1 basis upon the closing of the Company's initial public offering.

(3)
Dr. Mak resigned as a director on March 8, 2000.

(4)
Dr. Deleage, one of the Company's directors, is the managing general partner of Alta Partners.

(5)
Mr. Frazier, one of the Company's directors, is the managing principal of Frazier and Company, Inc.

(6)
Dr. Mak was granted 50,000 shares at an estimated price of $9.00 per share in January 2000, and Novartis purchased 1,428,571 shares at $7.00 per share concurrent with the closing of the initial public offering in December 2000.

    The Company has entered into an Amended and Restated Investor Rights Agreement with each of the purchasers of Preferred Stock set forth above, pursuant to which these and other stockholders will have registration rights with respect to their shares of Common Stock that issued upon conversion of their Preferred Stock at the closing of the Company's initial public offering on December 4, 2000.

    The Company has entered into indemnification agreements with its directors and certain officers for the indemnification and advancement of expenses to these persons to the fullest extent permitted by law. The Company also intends to enter into those agreements with its future directors and officers.

    In September 1999, the Company established a research collaboration and license agreement with Cell Genesys, Inc. James Gower, Rigel's President and Chief Executive Officer, serves on the board of directors of Cell Genesys. Stephen A. Sherwin, MD, who serves on Rigel's board of directors, is President, Chief Executive Officer and Chairman of the Board of Cell Genesys.

    The Company believes that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of Rigel's board of directors, including a majority of the independent and disinterested directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Brian C. Cunningham Secretary
June 1, 2001

    A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 is available without charge upon written request to: Investor Relations, Rigel Pharmaceuticals, Inc., 240 East Grand Avenue, South San Francisco, CA 94080.

APPENDIX A

RIGEL PHARMACEUTICALS, INC.

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE

The Amended and Restated Charter of the Company's Audit Committee is as follows:

PURPOSE

    The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Rigel Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be to (i) study, review and evaluate the Company's accounting, auditing and reporting practices, including internal audit and control functions; (ii) serve as a focal point for communication between non-committee directors, the independent accountants and the Company's management; and (iii) monitor transactions between the Company and its employees, officers and members of the Board, or any affiliates of the foregoing.

COMPOSITION

    The Committee will be comprised of three or more independent members of the Board. The members of the Committee will be appointed by and serve at the discretion of the Board.

FUNCTIONS AND AUTHORITY

    The operation of the Committee will be subject to the provisions of the Bylaws of the Company, the General Corporations Law of Delaware, and the corporate laws of any other state that may apply to the Company in the future, each as in effect from time to time. The Committee will have the full power and authority to carry out the following responsibilities:

  1.
  Make recommendations to the Board annually regarding the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, and make recommendations regarding other appropriate courses of action to be taken in connection with services performed for the Company by the independent auditors.

  2.
  Review the engagement of the independent auditors, including the scope, extent and procedures of the audit, the compensation to be paid therefor and all other matters the Committee deems appropriate.

  3.
  Have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including without limitation, the policies for recognition of revenues in financial statements.

  4.
  Review with management and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements, or other disclosures.

  5.
  Assist and interact with the independent auditors to enable them to perform their duties in the most efficient and cost effective manner.

  6.
  Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

A–1

  7.
  Review the Company's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period.

  8.
  Review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors.

  9.
  Consult with the independent auditors and discuss with management the scope and quality of internal accounting and financial reporting controls in effect.

  10.
  Investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between the Company and any employee, officer or member of the Board of the Company or any affiliates of the foregoing.

  11.
  Perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

MEETINGS

    The Committee will hold at least one regular meeting per year and additional meetings as the Committee deems appropriate. The President, Chief Executive Officer, Chairman of the Board and Chief Financial Officer may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee Chairman.

MINUTES AND REPORTS

    Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee will report to the Board from time to time, or whenever so requested by the Board.

A–2

RIGEL PHARMACEUTICALS, INC.

    ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, JULY 19, 2001
10:00 A.M.

240 EAST GRAND AVENUE
SO. SAN FRANCISCO, CA 94080

RIGEL PHARMACEUTICALS, INC. 240 EAST GRAND AVE. SO. SAN FRANCISCO, CA 94080	PROXY

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JULY 19, 2001.

    The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

    IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

    By signing the proxy, you revoke all prior proxies and appoint Brian C. Cunningham and James H. Welch, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

SEE REVERSE FOR VOTING INSTRUCTIONS.

    COMPANY #

    CONTROL #

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE—TOLL FREE—1-800-240-6326—QUICK—EASY—IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on July 18, 2001.

  •
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

  •
  Follow the simple instructions the voice provides you.

VOTE BY INTERNET—HTTP://WWW.EPROXY.COM/RIGL/—QUICK—EASY—IMMEDIATE

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on July 18, 2001.

  •
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

    Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Rigel Pharmaceuticals, Inc., c/o Shareowner Servicessm, P.O. Box 64873, St. Paul, MN 55164-0873.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

[GRAPHIC OMITTED]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.
Election of directors:

01 Jean Deleage, Ph.D.

02 Alan D. Frazier

/ / Vote FOR all nominees (except as marked)

/ / Vote WITHHELD from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2.
Ratification of the selection of Ernst & Young LLP as the independent auditors of the company for its fiscal year ending December 31, 2001.

/ / For    / / Against    / / Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

    Address Change? Mark Box / /

    Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS 1
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2 .
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
STOCK OPTION GRANTS AND EXERCISES
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1
Comparison of Cumulative Total Return on Investment
CERTAIN TRANSACTIONS
OTHER MATTERS
APPENDIX A
RIGEL PHARMACEUTICALS, INC.
AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE